UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC
Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition

On March 1, 2022, Advantage Solutions Inc. (the “Company”) issued a press release announcing its financial results for the three months and year ended December 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 1, 2022, at 5:00 p.m. ET, the Company will host a conference call announcing its financial results for the three months and year ended December 31, 2021. A copy of management’s earnings presentation materials is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The presentation will be accessible, live via audio broadcast, through a link posted on the Investor Relations section of the Company’s website at https://ir.advantagesolutions.net. This presentation will be available for audio replay for one week following the call.

The Company makes reference to non-GAAP financial information in the press release and earnings presentation materials. The Company’s non-GAAP financial measures should be viewed in addition to and not as a substitute for or superior to the Company’s reported results prepared in accordance with GAAP. Reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures are contained in the data tables at the end of the press release and earnings presentation materials.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Executive Chair

On March 1, 2022, the Company announced that Tanya Domier, the Company’s current chief executive officer, will retire as chief executive officer effective April 1, 2022. President and Chief Commercial Officer Jill Griffin will succeed Ms. Domier as the Company’s chief executive officer and will be named to the Company’s board of directors (the “Board”) as of such date. Ms. Domier will continue to serve the Company as the Board’s executive chair. James Kilts, the Company’s current chair of the Board, will continue to serve as a member of the Board as lead director.

Jill Griffin has served as the Company’s President and Chief Commercial Officer since April 1, 2019. She served on the board of directors of the Company’s parent entity, Karman Topco L.P., from January 2019 to October 28, 2020. Previously, she was the Company’s President of Marketing, leading the Advantage Marketing Partners line of business since January 2010, after previously serving as the Company’s President of Experiential Marketing from February 2008 to January 2010. From February 2007 to February 2008, Ms. Griffin served as the President of the Interactive Publishing division of Navarre Corporation, a public distribution and publishing company. She held various leadership roles with such business from 1998 to 2007 both before and after it was acquired by Navarre Corporation in 2002. Ms. Griffin began her career with TMP Worldwide, a recruitment advertising agency, in a business development and client service role. Ms. Griffin received her B.A. from the University of Minnesota and her B.S. from the University of Minnesota, Carlson School of Management. She was recognized as one of Progressive Grocer’s “Top Women in Grocery” in 2013, 2014, 2016 and 2017 and inducted into its Hall of Fame in 2018. In 2021, she was recognized by the Orange County Business Journal’s ‘Women in Business’ award program. Ms. Griffin also serves on the Global Retail Marketing Association Advisory Board.

A copy of the press release announcing Ms. Griffin’s appointment as chief executive officer and Ms. Domier’s appointment as executive chair is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Appointment of Jill Griffin to Board

In connection with the appointment of Ms. Griffin as the chief executive officer of the Company, the Board also approved an increase in the size of the Board from thirteen to fourteen directors and appointed Ms. Griffin as a director, each effective as of April 1, 2022.

There are no arrangements or understandings between Ms. Griffin and any other persons pursuant to which she was selected as a director, and there are no family relationships between Ms. Griffin and any director or executive officer of the Company. Ms. Griffin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Griffin will not serve on any committees of the Board or receive any directors’ fees.

Griffin Employment Agreement

In connection with the appointment of Ms. Griffin as Chief Executive Officer of the Company, the Company and Ms. Griffin entered into an Amended and Restated Employment Agreement (the “Griffin Employment Agreement”), pursuant to which Ms. Griffin will receive an annual base salary of $1.1 million, commencing on April 1, 2022. Ms. Griffin will also be eligible to receive a target bonus of 150% of her base salary, subject to a maximum payout of 200% of base salary for 2022 and an amount to be determined by the Board for future years. Under the Griffin Employment Agreement, the Company will grant Ms. Griffin certain equity grants under the Company’s 2020 Incentive Award Plan with an aggregate grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $6.5 million, 30% of which will be granted in the form of options, 20% of which will be granted in the form of restricted stock units, and 50% of which will be granted in the form of performance stock units, and in each case vesting over three years. The performance stock units shall become eligible to vest upon the attainment of performance goals determined by the Compensation Committee of the Board. Ms. Griffin will also be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company.

If the Company terminates Ms. Griffin’s employment without cause or if Ms. Griffin resigns for good reason (each as described in the Griffin Employment Agreement), the Company will pay her severance benefits including, among other things, (i) continued payment of base salary for 24 months following the date of termination, subject to continued compliance with covenants, (ii) a pro-rated bonus for year of termination based on actual results for full performance period in which employment terminates, (iii) 24 months health insurance coverage at active employee rates and (iv) pro-rated vesting of outstanding equity awards for year of termination.

The foregoing description of the Griffin Employment Agreement is qualified in its entirety by reference to the full text of the Griffin Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Domier Employment Agreement

In connection with the appointment of Ms. Domier as Executive Chair of the Company, the Company and Ms. Domier entered into an Amended and Restated Employment Agreement (the “Domier Employment Agreement”), pursuant to which Ms. Domier will receive an annual base salary of $1.0 million commencing on April 1, 2022 through March 31, 2023 (the “Domier Term”). Ms. Domier will also be eligible to receive a target bonus of 150% of her base salary, subject to a maximum payout of 200% of base salary for 2022. Under the Domier Employment Agreement, the Company will also grant Ms. Domier performance stock units under the Company’s 2020 Incentive Award Plan with a grant date fair value (as calculated based on the closing price of the Company’s Class A common stock on the grant date) of $6.5 million vesting on March 31, 2023. The performance stock units shall become eligible to vest upon the attainment of performance goals determined by the Compensation Committee of the Board. Ms. Domier will also be eligible to participate in the health insurance and benefit programs generally available to senior executives of the Company.

If the Company terminates Ms. Domier’s employment without cause or if Ms. Domier resigns for good reason (each as described in the Domier Employment Agreement), the Company will pay her severance benefits including, among other things, (i) continued payment of base salary for the remainder of the Domier Term, subject to continued compliance with covenants, (ii) a full bonus for the year of termination based on actual results for performance period if terminated in 2022 and pro-rated bonus for year of termination based on actual results for full performance period if terminated other than in 2022, (iii) continued health insurance coverage at active employee rates for the remainder of the Domier Term and (iv) vesting of outstanding equity awards otherwise scheduled to vest in the one-year period following termination (with performance share units vesting at actual performance). Upon a termination of employment following the end of the Domier Term at which time Ms. Domier could not otherwise be terminated for cause, all outstanding equity awards shall automatically vest (with performance share units vesting at actual performance).

The foregoing description of the Domier Employment Agreement is qualified in its entirety by reference to the full text of the Domier Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The information set forth under Item 2.02 is incorporated by reference into this Item 7.01.

The information being furnished pursuant to Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

The press releases and earnings presentation include information that may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of the Company’s business. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. These forward-looking statements generally are identified by the words “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Detailed risk factors affecting the Company are set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated March 1, 2022, between Advantage Solutions Inc. and Jill Griffin.
10.2	Amended and Restated Employment Agreement, dated March 1, 2022, between Advantage Solutions Inc. and Tanya Domier.
99.1	Press Release issued by Advantage Solutions Inc., dated March 1, 2022 regarding results for three months ended December 31, 2021.
99.2	Management’s Earnings Presentation for Advantage Solutions Inc., dated March 1, 2022.
99.3	Press Release issued by Advantage Solutions Inc., dated March 1, 2022 regarding transition of Chief Executive Officer.
99.4	Communication to Advantage associates as of March 1, 2022, regarding transition of Chief Executive Officer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2022

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Brian Stevens
Chief Financial Officer and Chief Operating Officer